“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before May 22, 2015.”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident before May 22, 2015.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME WHEN THE CORPORATION IS A “FOREIGN ISSUER” AS DEFINED IN REGULATION S UNDER THE US SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND MAY, SUBJECT TO COMPLIANCE WITH APPLICABLE NON-U.S. LAWS, BE OBTAINED FROM THE TRANSFER AGENT OF THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION SUNDER THE US SECURITIES ACT.”

VOID AFTER 4:00 PM (VANCOUVER TIME) IN THE CITY OF VANCOUVER, PROVINCE OF BRITISH COLUMBIA, ON JANUARY 21, 2018

WARRANTS TO PURCHASE COMMON SHARES OF
NATCORE TECHNOLOGY INC.

(incorporated under the Business Corporations Act, British Columbia)

No.WC0115	WARRANTS

NOTE: One Warrant is Required to purchase one common share.

THIS IS TO CERTIFY THAT for value received the holder, (the “Holder”), of this certificate (the “Warrant Certificate”) is entitled to purchase one fully paid and non-assessable common share of Natcore Technology Inc. (herein called the “Corporation”) for each Warrant represented hereby, as such shares were constituted on January 21, 2015 at any time up to 4:00 p.m. (local time) in the City of Vancouver, Province of British Columbia on January 21, 2018, (the “Expiry Date”) at and for a price of CDNS0.70 per share, of lawful money of Canada, upon and subject to the terms and conditions referred to in this Warrant Certificate and the Subscription Agreement entered into between the Corporation and the Holder.

          These Warrants are non-transferable.

          The Warrants may be exercised only at the registered offices of the Corporation at Suite 2080-777 Hornby Street, Vancouver, B.C., V6Z 1S4.

          IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed.

NATCORE TECHNOLOGY INC.

Per:		C/S /

Authorized Signatory

APPENDIX 1
WARRANT EXERCISE FORM

TO:     NATCORE TECHNOLOGY INC.

The undersigned hereby exercises the right to purchase __________ Common Shares of NATCORE TECHNOLOGY INC. (the “Corporation”) (or such number of other securities or property to which such Warrants (the “Warrants”) entitle the undersigned in lieu thereof or in addition thereto under the provisions of the Warrant Certificate for the time being governing the holding of the Warrants in the Corporation) in accordance with and subject to the provisions of such Warrant Certificate which may be obtained, free of charge, from the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

The Common Shares (or other securities or property) are to be issued as follows:

Name: _____________________________________________________________________________________________

Address in full: ________________________________________________________________________________________

____________________________________________________________________________________________________

Number of Common Shares: ______________________________________________________________________________

Note: If further nominees intended, please attach (and initial) a schedule giving these particulars.

(CHECK ONE)

☐

The undersigned hereby represents and warrants to the Corporation that at the time of exercise the undersigned is not a U.S. person or a person within the United States (as such terms are defined in Regulation S under the Securities Act of 1933 (the “U.S. Securities Act”) and the Warrant is not being exercised on behalf of a U.S. person or any person with the United States.

☐

The undersigned is tendering with this exercise form a written opinion of counsel or other evidence satisfactory to them to the effect that the Common Shares to be delivered upon exercise of this Warrant have been registered under the U.S. Securities Act and the Securities laws of all applicable States of the United States or are exempt from registration thereunder; or

☐

The undersigned does not make the representation set forth above and the undersigned hereby represents, warrants and agrees that: (i) the undersigned will not offer or sell the Common Shares except pursuant to registration under the U.S. Securities Act or in accordance with an exemption from registration thereunder or in compliance with Regulation S under the U.S. Securities Act; and (ii) the certificates representing the Common Shares subscribed for may have endorsed thereon a legend to such effect.

DATED this ______ day of ____________, 20__.

Signature Guaranteed	(Signature of Warrant Holder)

Print full name

Print full address

Instructions.

1.

The registered holder may exercise his/her right to receive Common Shares by enclosing payment by way of cash, a certified cheque, bank draft or money order in lawful money of the United States of America, payable to the order Natcore Technology Inc. and by completing this form and surrendering this form and the original Warrant Certificate representing the Warrants being exercised to the Corporation at Suite 2080-777 Hornby Street, Vancouver, British Columbia, V6Z 1S4. Certificates for Common Shares will be made available for pick up or mailed by registered mail within five business days after the exercise of the Warrant.

2.

If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature of such holder of the Exercise Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by an investment dealer who is a member of a recognized stock exchange.

3.

If the Exercise Form is signed by a trustee, executor, administrator, curator, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.